UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 21, 2023
_______________________
Better Choice Company Inc.
(Exact name of Registrant as Specified in its Charter)
_______________________

Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 Race Track Road
Tampa, Florida 33626
(Address of Principal Executive Offices) (Zip Code)
_______________________________________________
(Registrant's Telephone Number, Including Area Code): (212) 896-1254
N/A
(Former name or former address, if changed since last report.)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	BTTR	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Departure of Ms. Cook as Chief Financial Officer
On March 21, 2023, Better Choice Company Inc. (the “Company”) announced that Sharla A. Cook, age 42, has resigned from her role as Chief Financial Officer, Secretary and Treasurer of the Company, effective April 3, 2023 (the “Separation Date”).

Appointment of Interim Chief Financial Officer
On March 21, 2023, the Company announced that Carolina Martinez, age 33, was appointed as Interim Chief Financial Officer, Secretary and Treasurer of the Company, effective April 3, 2023.

Mrs. Martinez is a Director of CFO Partnership Solutions at ONE10 Advisors, LLC, ("ONE10 Advisors") a strategic finance and accounting advisory firm in Tampa, FL. Prior to joining ONE10 Advisors in January 2022, Mrs. Martinez spent nine years at PricewaterhouseCoopers, LLP where she served as a Manager in the National Quality Organization office from March through December 2021, and in various assurance roles from January 2013 through March 2021 where she primarily served publicly traded companies. Mrs. Martinez is a Certified Public Accountant in the State of Florida and holds a Master of Science in Accounting from The University of Tampa and a Bachelor of Science in Business Administration, Accounting from the University of Central Florida.

Pursuant to an Engagement Agreement, dated as of March 13, 2023, between ONE10 Advisors, LLC ("ONE10") and the Company (the “Engagement Agreement”), ONE10 has agreed to provide financial support services, including, without limitation, the services of Mrs. Martinez to serve the Company on an interim basis, as the Company’s Interim Chief Financial Officer and Principal Financial and Accounting Officer. The Engagement Agreement has an initial term of six months and a six-month renewal term at the option of the parties. The Engagement Agreement is terminable by either party upon 30 days prior written notice. As compensation for the services to be provided by ONE10, including the services of Mrs. Martinez, the Company has agreed to pay ONE10 a monthly fee of $22,000.

Pursuant to an Interim Officer Agreement, dated as of March 20, 2023, by and between Mrs. Martinez and the Company (the “Interim Officer Agreement”), the Company has agreed, among other things, to indemnify Mrs. Martinez and ONE10, for any possible claim or threatened, pending or completed proceeding, proceeding, whether civil, criminal or investigative, resulting from Executive’s involvement with the Company so long as such claims or potential claims are not the result of fraudulent or reckless actions of the Executive. The Interim Officer Agreement also contains non-solicitation, non-disparagement, confidentiality, and proprietary rights provisions protecting the Company.

The foregoing descriptions of the Engagement Agreement and the Interim Officer Agreement are qualified in their entirety by reference to the Engagement Agreement and the Interim Officer Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Current Report.

Other than as described in this Current Report, there are no other arrangements or understandings between Mrs. Martinez and any other persons pursuant to which she was appointed to the office described above, no family relationship exists among any of the Company’s directors or executive officers and Mrs. Martinez, and Mrs. Martinez does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 9.01    Exhibits
(d) Exhibits.

Exhibits	Description
10.1	Engagement Agreement, dated as of March 13, 2023, by and between ONE10 Advisors, LLC and Better Choice Company Inc.
10.2	Interim Officer Agreement, dated as of March 20, 2023, by and between Carolina Martinez and Better Choice Company, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

	By:	/s/ Lionel F. Conacher
	Name:	Lionel F. Conacher
	Title:	Interim Chief Executive Officer

March 21, 2023
3